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                                                                     EXHIBIT 5.1

                    [LETTERHEAD OF THACHER PROFFITT & WOOD]



Writer's Direct Dial
(212) 912-7815



                                    February 18, 2000


Astoria Capital Trust I
Astoria Financial Corporation
One Astoria Federal Plaza
Lake Success, New York 11042

                    Re:  Astoria Capital Trust I
                         Registration Statement on Form S-4
                         ----------------------------------

Ladies and Gentlemen:

     We have acted as special counsel to Astoria Financial Corporation, a Delaware corporation (the "Corporation") and Astoria Capital Trust I, a Delaware statutory business trust (the "Trust"), in connection with the preparation and filing by the Corporation and the Trust with the Securities and Exchange Commission (the "Commission") of an exchange offer registration statement (the "Registration Statement") on Form S-4 under the Securities Act of 1933, as amended (the "Act"), relating to (i) the issuance of up to 125,000 9.75% Capital Securities, Series B (liquidation amount of $1,000 per capital security) of the Trust (the "Exchange Capital Securities"), representing preferred beneficial interests in the assets of the Trust under the Amended and Restated Declaration of Trust, dated as of October 28, 1999 (the "Declaration"), by and among the Corporation, Wilmington Trust Company, as Property Trustee (the "Property Trustee"), Wilmington Trust Company, as Delaware Trustee (the "Delaware Trustee"), and the Administrative Trustees named therein, (ii) the issuance of up to $128,866,000 principal amount of 9.75% Junior Subordinated Deferrable Interest Debentures due November 1, 2029, Series B (the "Exchange Debentures"), by the Corporation pursuant to the Indenture, dated as of October 28, 1999 (the "Indenture"), between the Corporation and Wilmington Trust Company, as Debenture Trustee and (iii) the Series B Capital Securities Guarantee Agreement, dated as of February 18, 2000 (the "Exchange Guarantee"), between the Corporation and Wilmington Trust Company, as Guarantee Trustee (the "Guarantee Trustee"), relating to the Exchange Capital Securities.
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                                                                          Page 2
Astoria Financial Corporation
Astoria Capital Trust I
February 18, 2000

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms used and not defined herein shall have the respective meanings set forth in the Registration Statement.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following:

     (i) Copy of the Certificate of Incorporation of the Corporation, certified as of a recent date by the Secretary of State of the State of Delaware;

     (ii) Copy of the Bylaws of the Corporation, certified by the Secretary of the Corporation to be a true, correct and complete copy;

     (iii) Certificate as of a recent date of the Secretary of State of the State of Delaware certifying as to the good standing of the Corporation under the laws of the State of Delaware;

     (iv) Executed copy of the Certificate of Trust of the Trust filed with the Secretary of State of the State of Delaware on October 19, 1999;

     (v) Certificate as of a recent date of the Secretary of State of the State of Delaware certifying as to the good standing of the Trust under the laws of the State of Delaware;

     (vi) Copies, certified by the Secretary of the Corporation to be true, correct and complete copies, of the resolutions duly adopted by the Board of Directors of the Corporation on October 20, 1999;

     (vii) Executed copy of the Written Consent of the Administrative Trustees dated February 16, 2000;

     (viii) Copy of the Registration Statement on Form S-4 filed by the Corporation and the Trust with the Commission on February 18, 2000 under the Act;

     (ix) Executed copy of the Declaration of Trust, dated as of October 18, 1999, by and between the Corporation and the Delaware Trustee;

     (x)    Executed copy of the Declaration;

     (xi)   Form of certificates evidencing the Exchange Capital Securities;

     (xii)  Executed copy of the Exchange Guarantee;

     (xiii) Executed copy of the Indenture;

     (xiv)  Form of certificate evidencing the Exchange Debentures; and

     (xv) Executed copy of the Registration Rights Agreement, dated as of October 25, 1999
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                                                                         Page 3.

Astoria Financial Corporation
Astoria Capital Trust I
February 18, 2000

(the "Registration Rights Agreement"), by and among the Corporation, the Trust and the Initial Purchaser.

     We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records, and we have examined such matters of law, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Corporation and the Administrative Trustees, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents, and the validity and binding effect and enforceability thereof on such parties. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of the trustees of the Trust, representatives of the Corporation and others and the accuracy of the facts, information, covenants and representations set forth in the documents listed above. We have assumed the accuracy of all statements of fact, and we did not independently establish or verify the facts, information, covenants and representations set forth in the documents listed above. We have not, except as specifically identified herein, been retained or engaged to perform and, accordingly have not performed, any independent review or investigation of any statutes, ordinances, laws, regulations, agreements, contracts, instruments, corporate records, orders, writs, judgments, rules or decrees to which the Corporation or the Trust may be a party or to which the Corporation or the Trust or any property thereof may be subject or bound. The opinions expressed below, and all statements herein "to the best of our knowledge" or "to our attention" are made in the context of the foregoing. "To the best of our knowledge" or "to our attention" as used herein means the actual knowledge of our attorneys who have worked on this transaction.

     Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

     1. The Exchange Capital Securities have been duly authorized for issuance by the Trust and, when the Declaration has been qualified under the Trust Indenture Act of 1939, as amended, and when the Exchange Capital Securities are duly issued, executed and authenticated in the manner provided for in the Declaration and delivered and issued in the exchange offer as contemplated by the Registration Rights Agreement and the Registration Statement, the Exchange Capital Securities will be validly issued and, subject to the qualifications set forth in paragraph 4 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust and will entitle the holders thereof to the benefits of the Declaration.

     2. The Exchange Debentures have been duly authorized for issuance by the Corporation pursuant to the Indenture and, when the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and when the Exchange Debentures are executed, authenticated and delivered in the manner provided for in the exchange offer as contemplated in the Registration Rights Agreement, the Exchange Debentures will constitute valid and binding obligations of the Corporation and will entitle the
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                                                                         Page 4.

Astoria Financial Corporation
Astoria Capital Trust I
February 18, 2000

holders thereof to the benefits of the Indenture, enforceable against the Corporation in accordance with their terms, except as rights to indemnity and contribution thereunder may be limited under applicable law or public policy, and subject to the qualifications that (i) enforcement thereof may be limited by bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, moratorium or other laws (including the laws of fraudulent conveyance and transfer) or judicial decisions affecting the enforcement of creditors' rights generally or the reorganization of financial institutions and
(ii) the enforceability of the Corporation's obligations thereunder is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to the effect of certain laws and judicial decisions upon the availability and enforceability of certain remedies, including the remedies of specific performance and self-help.

     3. The Exchange Guarantee has been duly authorized by the Corporation and, when the Exchange Guarantee has been qualified under the Trust Indenture Act of 1939, as amended, and when the Exchange Guarantee is executed, authenticated and delivered in the manner provided for in the exchange offer as contemplated in the Registration Rights Agreement, the Exchange Guarantee will constitute a valid and binding instrument of the Corporation, enforceable against the Corporation in accordance with its terms, except as rights to indemnity and contribution thereunder may be limited under applicable law or public policy, and subject to the qualifications that (i) enforcement thereof may be limited by bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, moratorium or other laws (including the laws of fraudulent conveyance and transfer) or judicial decisions affecting the enforcement of creditors' rights generally or the reorganization of financial institutions and (ii) the enforceability of the Corporation's obligations thereunder is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to the effect of certain laws and judicial decisions upon the availability and enforceability of certain remedies, including the remedies of specific performance and self-help.

     4. The holders of the Exchange Capital Securities are entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; it being understood, however, that the holders of the Exchange Capital Securities may be obligated, pursuant to the Declaration, to provide (i) indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of certificates evidencing such capital securities ("Capital Security Certificates") and the issuance of replacement Capital Security Certificates, and (ii) security or indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Declaration.

     In rendering the opinions set forth above, we have not passed upon and do not purport to pass upon the application of securities or "blue-sky" laws of any jurisdiction (except federal securities laws).

     We are members of the Bar of the State of New York, and we express no opinion as to the laws of any jurisdiction other than the law of the State of
New York, the corporate law of the State of Delaware, the law of the State of Delaware concerning the treatment of Delaware business trusts and the federal law of the United States of America, and we do not express any opinion concerning the application of the "doing business" laws or the securities laws of any jurisdiction other than the federal securities laws of the United States of America. We do not express any opinion on any issue not expressly addressed above.
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                                                                         Page 5.

Astoria Financial Corporation
Astoria Capital Trust I
February 18, 2000


     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion letter is rendered for the benefit of the Corporation, the Trust and the holders of the Exchange Capital Securities. Copies of this opinion letter may not be furnished to any other person, nor may any portion of this opinion letter be quoted, circulated or referred to in any other document, without our prior written consent.

     We consent to the filing of this opinion as an Exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the prospectus which is part of the Registration Statement.


                                                Very truly yours,

                                                Thacher Proffitt & Wood

                                                By: /s/ Robert C. Azarow
                                                   ---------------------
                                                    Robert C. Azarow